Exhibit 107

Calculation of Filing Fee Table

Form 424(b)(5)

(Form Type)

Watsco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common stock, $0.50 par value	Rule 457(c) and 457(r)	300,000(1)	$428.29 (2)	$128,487,000.00	0.00014760	$18,964.68 (4)	N/A	N/A	N/A	N/A

Fees to be paid	Equity	Class B Common stock, $0.50 par value	Rule 457(c) and 457(r)	300,000(1)	$429.35 (3)	$128,805,000.00	0.00014760	$19,011.62(4)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$257,292,000.00		$37.976.30

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$37.976.30

(1)

This prospectus supplement relates to the offer by Watsco, Inc., a Florida corporation (the “registrant”), of (i) 300,000 shares of the Company’s Common stock, par value $0.50 per share (the “Common Stock”) and (ii) 300,000 shares of the Company’s Class B Common Stock, par value $0.50 per share (the “Class B Common Stock”, and together with the Common Stock, the “common stock”) in connection with the Watsco, Inc. Dividend Reinvestment Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant’s Registration Statement on Form S-3ASR (File No. 333-260758) (the “Registration Statement”) shall be deemed to cover any additional shares of common stock to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the common stock being registered.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the Common Stock on March 26, 2024, as reported on the New York Stock Exchange.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the Class B Common Stock on March 26, 2024 as reported on the New York Stock Exchange.

(4)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment of registration fees previously deferred in connection with the Registration Statement paid herewith.